Exhibit 99.1

NEWS RELEASE

HECLA PROVIDES WEBCAST INFORMATION FOR INVESTOR DAY

FOR IMMEDIATE RELEASE

April 4, 2014

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) will host an Investor Day in Toronto on Wednesday, April 9, and in New York on Thursday, April 10. Presentations will be made by the company’s senior management, mine management and technical staff.

There will be a live, listen-only webcast of the Toronto presentation beginning at 11 AM, Eastern Time. The URL link for the webcast is http://psav.mediasite.com/mediasite/Play/Hecla. The webcast will be archived for 90 days. A PDF of the presentation will also be available on the Company’s website at www.hecla-mining.com.

About Hecla

Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska and Idaho, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in five world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

For further information, please contact:

Mike Westerlund

VP-Investor Relations

1-604.694.7729

mwesterlund@hecla-mining.com

Cautionary Note Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts, such as anticipated payments, litigation outcome (including settlement negotiations), production, sales of assets, exploration results and plans, costs, and prices or sales performance are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the company's Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.